UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2010 (December 10, 2010)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Paragon Drive Montvale, New Jersey		07645
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Item 1.03 herein is incorporated by reference.

Item 1.03	Bankruptcy or Receivership.

On December 12, 2010, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) and all of its U.S. subsidiaries (the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York in White Plains (the “Bankruptcy Court”), case number 10-24549. The Bankruptcy Filing was made in response to, among other things, the Company’s deteriorating liquidity and the challenges of successfully implementing additional financing initiatives and of obtaining necessary cost concessions from the Company’s business and labor partners, which was negatively impacting the Company’s ability to implement its previously announced turnaround strategy. The Debtors will continue to operate their businesses in the ordinary course of business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company’s non-U.S. subsidiaries were not part of the Bankruptcy Filing and will continue to operate in the ordinary course of business.

In connection with the Bankruptcy Filing, on December 13, 2010, the Bankruptcy Court entered its interim financing order, among other things, permitting the Debtors to enter into a Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (in such capacity, the “Agent”), the lenders from time to time party thereto (collectively, the “Lenders”) and the Debtors as borrowers or guarantors thereunder. On December 14, 2010, the Debtors satisfied all of the conditions to the effectiveness of the DIP Credit Agreement and consummated the transactions contemplated thereunder including the refinancing in full of the Company’s pre-existing first lien credit facility with Bank of America, N.A. as administrative agent. Pursuant to the terms of the DIP Credit Agreement:

•

the Lenders agreed to lend up to $800 million in the form of a $350 million term loan and a $450 million revolving credit facility with a $250 million sublimit for letters of credit, in each case subject to the terms and conditions therein;

•

the Company’s and the Subsidiary Borrower’s obligations under the DIP Credit Agreement and the other specified loan documents are guaranteed by the Company’s certain other subsidiaries that are Debtors (“Subsidiary Guarantors” and, together with the Company and the Subsidiary Borrowers, the “Loan Parties”); and

•

the Loan Parties’ obligations under the DIP Credit Agreement and such other specified loan documents are secured by a security interest in, and lien upon, substantially all of the Loan Parties’ existing and after-acquired personal and real property, having the priority and subject to the terms therein and in the order(s) entered into by the Bankruptcy Court, as applicable.

The Company will have the option to have interest on the revolving loans under the revolving credit facility provided under the DIP Credit Agreement accrue at an alternate base rate plus 200 basis points or at adjusted LIBOR plus 300 basis points. The Company will have the option to have interest on the term loan provided under the DIP Credit Agreement accrue at an alternate base rate plus 650 basis points or at adjusted LIBOR plus 750 basis points. The DIP Credit Agreement limits, among other things, the Company’s and the other Loan Parties’ ability to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) prepay certain indebtedness and make other restricted payments, (v) enter into sale and leaseback transactions and (vi) modify the terms of certain indebtedness and certain material contracts. The DIP Credit Agreement also contains certain financial covenants, including a minimum excess availability covenant, minimum liquidity covenant and minimum cumulative EBITDA covenant. The DIP Credit Agreement matures upon the earliest to occur of (a) June 14, 2012, (b) the acceleration of the loans and the termination of the commitment thereunder, (c) 40 days after the entry of the interim order of the Bankruptcy Court if the final order has not been entered by the Bankruptcy Court prior to the expiration of such 40-day period and (d) the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date thereof) of a plan of reorganization that is confirmed pursuant to an order entered by the Bankruptcy Court.

The foregoing summary of the DIP Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.03 herein is incorporated by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing described in Item 1.03 above constituted an event of default with respect to the following debt instruments (collectively, the “Debt Documents”):

•	Indenture, dated as of January 1, 1991, between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank as successor by merger to Manufacturers Hanover Trust Company), as trustee;

•	Indenture, dated as of December 18, 2007, between the Company and Wilmington Trust Company, as Trustee;

•

First Supplemental Indenture, dated as of December 18, 2007, between the Company and Wilmington Trust Company, as Trustee, relating to approximately $159.4 million of principal and accrued and unpaid interest on outstanding 5.125% Senior Convertible Notes due 2011;

•

Second Supplemental Indenture, dated as of December 18, 2007, between the Company and Wilmington Trust Company, as Trustee, relating to approximately $229 million of principal and accrued and unpaid interest on outstanding 6.75% Senior Convertible Notes due 2011;

•

Indenture, dated as of August 4, 2009, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee, relating to approximately $254.1 million of principal and accrued and unpaid interest on outstanding 11.375% Senior Secured Notes due August 4, 2015;

•

Amended and Restated Credit Agreement, dated as of December 27, 2007, among the Company, and the other Borrowers party thereto, as Borrowers and the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent and Banc of America Securities LLC as Lead Arranger, as amended, relating to approximately $133.8 million of principal and accrued and unpaid interest outstanding on term loans, letters of credit and the revolving credit facility; and

•

Unsecured Promissory Note, dated as of September 2, 2008, between the Company and Erivan Karl Haub (the “Promissory Note”), relating to approximately $10 million of principal and accrued and unpaid interest outstanding.

The Debt Documents provide that, as a result of the Bankruptcy Filing, among other things, the principal and interest due thereunder shall become immediately due and payable. In addition, the Bankruptcy Filing automatically increased the applicable interest rate on the outstanding principal under the Promissory Note by an additional 3.00% per annum to 9.00% per annum. Upon the Bankruptcy Filing, any efforts to enforce payment obligations under the Debt Documents are stayed pursuant to Bankruptcy Code section 362 automatic stay, and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

On December 15, 2010, the Company failed to comply with its obligation to pay dividends under its Articles Supplementary (the “Articles Supplementary”) of 8% Cumulative Convertible Preferred Stock Series A-T, A-Y, B-T and B-Y (“Convertible Preferred Stock”). Under Section 4(d)(i) of the Articles Supplementary, the failure to pay dividends when due, automatically increases the applicable interest rate by an additional 2.00% per annum to 10.00% per annum (which results in aggregate dividend payments under the Articles Supplementary of $17.5 million per annum). In addition, under Section 15(d)(i) of the Articles Supplementary, at any time when the equivalent of six quarterly dividends payable on shares of Convertible Preferred Stock (whether or not consecutive and whether or not declared) are accrued and unpaid, the number of directors constituting the Company’s board of directors shall automatically be increased by two and the holders of shares of Convertible Preferred Stock will have the right to elect such two directors. Upon the Bankruptcy Filing, any efforts to enforce the obligations under the Articles Supplementary are stayed pursuant to Bankruptcy Code section 362 automatic stay, and the creditors’ rights of enforcement in respect of the Articles Supplementary are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2010, the Company appointed Frederic F. Brace as Chief Restructuring Officer, to lead the Company’s restructuring effort. Mr. Brace, age 53, was appointed as the Company’s Chief Administrative Officer in August 2010. From August 2009 until such appointment, Mr. Brace served as an independent member of the Company’s board of directors. Mr. Brace served as Executive Vice President and the Chief Financial Officer of UAL Corp., an air transportation company, from August 2002 until his retirement in October 2008. UAL Corporation filed for Chapter 11 bankruptcy protection in December of 2002, and emerged from bankruptcy on February 1, 2006. Mr. Brace also served as a member of the board of directors, chair of the audit and finance committees, and member of the executive committee of SIRVA, Inc. a relocation logistics services provider, from 2004 through 2008. Mr. Brace also served as a member of the board of directors and of the audit committee of BearingPoint, Inc. a leading global management and technology consulting services firm during 2009. Mr. Brace is also a member of the board of directors of Anixter International, a communications, electrical wire and cable products distribution company.

On December 10, 2010, Mr. Andreas Guldin resigned from his position as Chief Strategy Officer. Mr. Guldin remains a member and the Vice Chairman of the Company’s board of directors. On December 11, 2010, Mr. Christian W. E. Haub resigned from his position as Executive Chairman of the Company’s board of directors. Mr. Haub remains a member and the Chairman of the Company’s board of directors.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Bankruptcy Filing, the DIP Credit Agreement and the appointment of Mr. Brace is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company dated December 12, 2010

This Form 8-K contains forward-looking statements about the future performance of the Company, which are based on management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: (i) the ability of the Debtors to continue as going concerns; (ii) the ability of the Debtors to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; (iii) the ability of the Debtors to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the Bankruptcy Filing on the Debtors and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Debtors will operate under the chapter 11 cases; (vii) risks associated with third-party motions in the chapter 11 cases, which may interfere with the ability of the Debtors to develop and consummate one or more plans of reorganization once such plans are developed; (viii) the potential adverse effects of the chapter 11 proceedings on the Debtors’ liquidity or results of operations; (ix) the ability to execute Debtors’ business and restructuring plan and to timely and effectively implement the turnaround strategy; (x) increased legal costs related to the Bankruptcy Filing and other litigation; (xi) the Debtors’ ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, movie studios, suppliers and service providers and to retain key executives, managers and employees; (xii) the ability to access capital and capitalize on, unencumbered and under-encumbered assets and the cost of such capital; (xiii) the ability to enter into sale-

leaseback transactions or sell non-core assets; (xix) various operating factors and general economic conditions; (xx) competitive practices and pricing in the food industry generally and particularly in the Company’s principal geographic markets; (xxi) the Company’s relationships with its employees and the terms of future collective bargaining agreements; (xxii) the nature and extent of continued consolidation in the food industry; (xxiii) supply or quality control problems with the Company’s vendors; and (xxiv) changes in economic conditions that may affect the buying patterns of the Company’s customers. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

Date: December 15, 2010	By:	/S/ CHRISTOPHER W. MCGARRY
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by the Company dated December 12, 2010